                           RELEASE AND SETTLEMENT AGREEMENT

     THIS RELEASE AND SETTLEMENT AGREEMENT is entered into by and between DANIEL
R. GATTIS ("Gattis") and ARM FINANCIAL GROUP, INC. ("Company").

                                     WITNESSETH:

     WHEREAS, Gattis resigned his employment with the Company on February 13, 1998;
     WHEREAS, Gattis and the Company wish to clarify and memorialize certain agreements made between them in regard to Gattis' employment and his resignation;
     NOW, THEREFORE, in consideration of the foregoing premises and the terms stated herein, it is mutually agreed between the parties as follows;
     1. Gattis and the Company agree that Gattis shall receive from the Company the following:

          (a) SEVERANCE PAY. Gattis is eligible to receive his regular base pay for a period of six (6) months ("Severance Period"), payable in accordance with the Company's prevailing payroll practices;
          (b) BONUS. Gattis will receive his 1997 bonus in the amount of One Hundred Fifty Seven Thousand Five Hundred Dollars ($157,500) based on the 1997 fiscal year;
          (c) HEALTH COVERAGE. Gattis is eligible to continue his health coverage during his Severance Period at the same rates charged to active employees. Gattis has the option to continue his health insurance coverage at his expense after the Severance Period as set forth under COBRA.

     The Company will withhold from any payments made pursuant to this provision of the Agreement any taxes required by law to be withheld.
     2. For good and valuable consideration, the parties, in consideration of the receipt of Gattis' severance pay, benefits and 1997 bonus, Gattis agrees to waive and relinquish any other benefits and compensation arising out of or in connection with his employment or the termination thereof, whether or not accrued or contingent. The parties release each other, their affiliates and their respective officers, directors and employees from any claim or lawsuit whatsoever, whether known or unknown, arising out of or in connection with Gattis' employment by the Company or the circumstances of Gattis' resignation, including but not limited to any claim based on Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended by the Older workers Benefit Protection Act, the Kentucky Civil Rights Act, or any claims based on express or implied contract or tort, public policy, or the common law, or any other federal, state or local laws.
     3. Gattis and the Company mutually agree that this Agreement is not be taken as an admission of liability on the part of either the Company or Gattis.
     4.   Gattis and the Company mutually agree not to disparage one another.
     5. Gattis agrees to keep strictly confidential and not to use for his personal benefit or disclose to any others any confidential business, customer lists, financial information or trade secrets of the Company for so long as such confidential business, customer lists, financial information or trade secrets remain confidential and protectable information of the Company under applicable law.

     6. Gattis and the Company agree to keep the terms and existence of this Agreement confidential, except where necessary for processing payroll and benefits information and as required for calculating taxes or as otherwise required by law.
     7. This Agreement constitutes the entire agreement between Gattis and the Company, supersedes any and all prior agreements between the parties (including the letter to Gattis on December 5, 1995 and the Agreement between Gattis and the Company dated December 4, 1997), and may not be amended, modified or supplemented in any way except by subsequent written agreement signed by both parties.
     8. The parties acknowledges that they have read and fully understand all the provisions of this Agreement, that they are entering into this Agreement freely and voluntarily and that the health benefits and 1997 bonus are in consideration of his agreement to waive all possible claims against the Company (including its affiliates and their respective employees).
     9. Gattis acknowledges that he has been advised to consult an attorney prior to executing this Agreement and that he was given a 21 day period to consider whether or not to enter into this Agreement.
     10. The Company agrees that for a period of seven (7) days following the execution of this Agreement, Gattis may revoke this Agreement personally or through his attorney by written notice to the Company via certified mail, return receipt requested and must be accompanied by the return of all payments received by Gattis in connection with this Agreement. Upon the expiration of the seven
(7) day period, Gattis agrees that this Agreement becomes irrevocable.

     WITNESS the signatures of the parties this 2nd day of April, 1998.

ARM FINANCIAL GROUP, INC.                    /S/ DANIEL R. GATTIS
                                             -----------------------------
By: /s/   [ILLEGIBLE]                        DANIEL R. GATTIS
   -----------------------------------
Its: E.V.P GENERAL COUNSEL & SECRETARY